EXHIBIT 1.1

May 12, 2015
PRAXAIR, INC.

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

STANDARD UNDERWRITING AGREEMENT PROVISIONS

1.            Introductory.  Praxair, Inc., a Delaware corporation (the “Company”), may issue and sell from time to time its debt securities consisting of senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and shares of its equity securities consisting of preferred stock, par value $.01 per share (“Preferred Stock”), and common stock, par value $.01 per share (“Common Stock” and, together with the Preferred Stock, the “Equity Securities”).  The Debt Securities and the Equity Securities are collectively referred to herein as the “Securities” and are registered under the registration statement referred to in Section 2(a) hereof.

The Debt Securities may be issued in one or more series and may have varying designations, denominations, interest rates and payment dates, maturities, redemption provisions and selling prices.  The Senior Debt Securities will be issued under the indenture dated as of July 15, 1992 (the “Senior Indenture”) between the Company and U.S. Bank National Association, as the ultimate successor trustee to Bank of America Illinois (formerly Continental Bank, National Association) (the “Senior Trustee”) and the Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and the trustee named in the applicable prospectus supplement (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”).  The Preferred Stock may be issued in one or more series, may have varying dividend and liquidation preferences, voting rights, and redemption provisions, and may be convertible, as described in its certificate of designation, into shares of Common Stock.

These standard underwriting agreement provisions (the “Standard Provisions”), by themselves, shall not be construed as an obligation on the part of the Company to sell any of the Offered Securities or as an obligation of any person to purchase the Offered Securities (as defined).  The Standard Provisions are intended to be incorporated by reference in a Terms Agreement (as defined in Section 3 hereof) relating to the type, designation and series of Securities to be issued and sold by the Company pursuant thereto (the “Offered Securities”) to the underwriters named therein (the “Underwriters”).  If the Underwriters consist only of the firm or firms referred to in the Terms Agreement as Representative or Representatives, then the term “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.  It is understood that the Company may from time to time agree to sell the Offered Securities to a certain firm or firms (“Manager” or “Managers”) outside the United States and Canada, such Manager or Managers to be specified in, and said Offered Securities to be sold pursuant to, a Terms Agreement (such Terms Agreement being referred to therein by such Managers as a Subscription Agreement).  As used herein, the terms Underwriter and Underwriters are deemed to include, unless the context otherwise specifies or requires, the Manager or Managers.  The Underwriters and Managers (or Underwriter and Manager) may provide for the coordination of their activities by entering into an Agreement between U.S. Underwriters and Managers which may permit them, among other things, to sell the Offered

Securities to each other for purposes of resale.  As used herein the term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction and “Canada” means Canada, its provinces, territories and possessions and other areas subject to its jurisdiction.  The Terms Agreement relating to the Offered Securities, together with the provisions hereof incorporated therein by reference (which provisions shall not become effective until so incorporated by reference), is herein referred to as this “Agreement”.

2.            Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company is permitted to use Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (the file number of which is set forth in the Terms Agreement), which has become effective, for the registration under the Act of the Offered Securities.  Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.  Such registration statement, including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at each time of effectiveness pursuant to Rule 430B of the Act, is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement covering the Offered Securities, as amended or supplemented from time to time, is hereinafter referred to as the “Basic Prospectus.” The term “Basic Prospectus,” as supplemented by the prospectus supplement in the form first used to confirm each sale of Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) and identified as such in the Terms Agreement (the “Prospectus Supplement”), is hereinafter referred to as the “U.S. Prospectus.” The term “Preliminary Prospectus” means the preliminary prospectus supplement identified in the Terms Agreement, together with the Basic Prospectus, as amended or supplemented immediately prior to the Time of Sale (as defined in the Terms Agreement).  The term “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the Act.  The term “Time of Sale Information” means, as of the Time of Sale, the Preliminary Prospectus, the Issuer Free Writing Prospectus attached as Exhibit 1 to the Terms Agreement (the “Pricing Term Sheet”) and the other information, if any, set forth on Exhibit 2 to the Terms Agreement.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “U.S. Prospectus,” “Preliminary Prospectus,” and “Time of Sale Information” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Time of Sale Information or Issuer Free Writing Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.  If applicable, the prospectus relating to the Offered Securities to be sold by the Company to the Manager or Managers, as supplemented by a prospectus supplement as of the time of the applicable Terms Agreement, which will be identical to the U.S. Prospectus except as provided in such Terms Agreement, is hereinafter referred to as the “International Prospectus” (collectively the U.S. Prospectus and the International Prospectus are hereinafter referred to as the “Prospectuses”).  If the U.S. Prospectus is the only prospectus relating to the Offered Securities, the term “Prospectuses” shall be deemed to refer only to the U.S. Prospectus.

(b)           (A) As of the date of any Terms Agreement, when the U.S. Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as defined in Section 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement) and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectuses, as amended or supplemented as of any such time, and the Indentures will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectuses, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (B) the Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of both (A) and (B), the Company makes no representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, (ii) the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectuses or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company for use in connection with the preparation of the Registration Statement, the Time of Sale Information and the Prospectuses by or on behalf of any Underwriter or the International Prospectus by any Manager, it being understood and agreed that the only such information is that described as such in the applicable Terms Agreement.

(c)           The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectuses and (iv) the Pricing Term Sheet, in each case approved in writing in advance by the Underwriters.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby), does not include any information that conflicts with the information contained in the Registration Statement (including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectuses.

(e)           Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectuses.

(f)           The applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

(g)           If Debt Securities are being offered, the applicable Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and (assuming due authorization, execution and delivery by the applicable trustee) constitutes (or with respect to the Subordinated Indenture, upon execution and delivery by the Company, will constitute) a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(h)           If Debt Securities are being offered, such Debt Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the applicable Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(i)           If the Offered Securities are convertible into or exercisable for shares of Common Stock, the shares of Common Stock initially issuable upon conversion or exercise of such Offered Securities have been duly authorized and reserved for issuance upon conversion or exercise and, when issued upon conversion or exercise in accordance with the terms of the Offered Securities, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

(j)           If Equity Securities are being offered, such Equity Securities have been duly authorized, and when delivered to and paid for by the Underwriters, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Time of Sale Information and the Prospectuses; and the issuance of such securities is not subject to preemptive or similar rights.

(k)           The Delayed Delivery Contracts (as defined below), if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(l)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the applicable Terms Agreement, the Indentures, the Offered Securities and any Delayed Delivery Contract does not and will not contravene any provision of applicable law or the amended and restated certificate of incorporation (“certificate of incorporation”) or amended and restated by-laws (“by-laws”) of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the applicable Terms Agreement, the Offered Securities, the Indentures and any Delayed Delivery Contracts, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Offered Securities.

(m)           Except as disclosed in the Time of Sale Information and the Prospectuses, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the applicable Terms Agreement, the Indentures, the Offered Securities and Delayed Delivery contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are overtly threatened.

(n)           There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the applicable rules and regulations thereunder, or which were required to be filed as exhibits to any document incorporated by reference in the Time of Sale Information or any Prospectus by the Exchange Act or the applicable rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as required by the applicable rules and regulations under the Act or the applicable rules and regulations under the Exchange Act.

(o)           There has not been any material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Time of Sale Information and the Prospectuses.

(p)           The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(q)           Except as set forth in the Time of Sale Information and the Prospectuses, the Company, its subsidiaries and the Company’s Board of Directors are in compliance, in all material respects, with the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply, in all material respects, with the Act and the Exchange Act.

(r)           None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent or affiliate thereof, is currently the subject or target of any international economic sanctions administered or enforced by the United States Government (including the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or residing in a Designated Jurisdiction.  The Company maintains policies and procedures reasonably designed to procure compliance by the Company and its subsidiaries with all applicable Sanctions.  The Company will not, directly or, to its knowledge, indirectly, use the proceeds of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other individual or entity, (i) for the purpose of funding, financing or facilitating any activities of or business with any individual or entity that is the subject of Sanctions, or in any Designated Jurisdiction, in each instance except to the extent that such activity or business is licensed by OFAC or otherwise authorized under U.S. law, or (ii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Underwriter or otherwise) of applicable Sanctions.  For purposes of this Agreement, “Designated Jurisdiction” means a country or territory that is the subject or target of territorial Sanctions as of the date of the Terms Agreement or at the Closing Date or, in the case of use of proceeds, at the time of such use.

(s)           (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(t)           The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of the Terms Agreement.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriters.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Underwriters, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  The term “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(u)           The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriters of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(v)           The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

3.            Purchase and Offering of Securities.  The obligation of the Underwriters, if any, to purchase the Offered Securities will be evidenced by a terms agreement substantially in the form of Annex II hereto (“Terms Agreement”) at the time the Company determines to sell the Offered Securities (or any combination of Offered Securities).  The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters and, if any, Managers, (2) the names of any Representatives, (3) the names of any lead Managers (“Lead Managers”), (4) the applicable amount of Offered Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters for the Offered Securities, (5) the terms of the Offered Securities not already specified in the applicable Indenture or certificate of designations (including, but not limited to, designations, denominations, exchange provisions, covenants, interest rates and payment dates, dividend rates and payment dates, maturity, redemption provisions and sinking fund requirements), (6) whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below), (7) the time and date on which delivery of the Offered Securities will be made to the Representatives for the accounts of the several Underwriters against payment by the several Underwriters through the Representatives (and Managers) of the purchase price in Federal (same-day) funds (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives (and Managers) and the Company agree to as to time and date for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), (8) the place of delivery and payment, (9) the Time of Sale and (10) certain other information agreed by the Company and the Representatives.  If the Company grants the Underwriters an option to purchase additional Securities to cover over-allotment, the terms of such option (or options) will be specified in the Terms Agreement.

The obligations of the Underwriters to purchase the Offered Securities will be several and not joint.  The Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives (and Managers) may request.  Certificates for the Offered Securities shall be registered in such names and in such denominations as the Representatives (and Managers) may request not less than two Business Days in advance of the Closing Date.

If the Terms Agreement provides for sales of Offered Securities pursuant to Delayed Delivery Contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve.  Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters (and to the Managers, if applicable), the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”).  The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contract.  If the Company executes and delivers a Delayed Delivery Contract, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives (or Managers) determine that such reduction shall be otherwise than pro rata and so advise the Company.  The Company will advise the Representatives (and Managers) not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

4.            Certain Agreements of the Company.  The Company agrees with the several Underwriters that, in connection with each offering of Securities:

(a)           The Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement, and, if required, the Company will file the International Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of the Subscription Agreement.

(b)           At any time prior to the later of the Closing Date and the completion of the Underwriters’ initial distribution of the Offered Securities, before amending or supplementing the Registration Statement or the U.S. Prospectus or International Prospectus with respect to the Securities, the Company will furnish to the Representatives (and Managers) a copy of such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representatives (and Managers) reasonably object (other than Exchange Act filings to be made in the ordinary course, in which case the Company will furnish to the Representatives a copy of such proposed filing).  The Company will also advise the Representatives (and Managers) promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)           If at any time prior to the later of the Closing Date or the completion of the Underwriters’ initial distribution of the Offered Securities (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as amended or supplemented prior to such later time, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(h), file with the Commission such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information, as so amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Time of Sale Information will comply with law.

(d)           As soon as practicable after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)           The Company will furnish to the Representatives (and Managers) copies of any preliminary prospectus and any preliminary prospectus supplement, the U.S. Prospectus and the International Prospectus, each Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f)           The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representatives (and Managers) designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction.

(g)           Between the date of any Terms Agreement and the Closing Date specified in such agreement, the Company will not, without the prior consent of the Representatives and the Lead Managers, directly or indirectly, offer, sell, contract to sell, announce its intention to sell, pledge or otherwise dispose of any Common Stock, Preferred Stock, securities convertible or exercisable for shares of Common Stock or debt securities of the Company having a maturity of more than one year from the date of issue, in each case, that are similar in terms of the Offered Securities other than (a) pursuant to an employee or director stock option plan, stock ownership plan or other equity-based compensation plan or dividend reinvestment plan of the Company as in effect on the date of such Prospectuses, (b) issuances of Common Stock upon conversion, exchange or exercise of securities outstanding at the date of such Prospectuses and (c) private placements of up to 1,000,000 shares of Common Stock (or securities convertible into or exchangeable for such shares of Common Stock) in connection with acquisitions.

(h)           Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Underwriters or counsel for the Underwriters reasonably objects.

5.            Representations, Warranties and Covenants of the Underwriters.  Each Underwriter agrees that it has not used, and agrees that, unless it obtains the prior written consent of the Company, it will not use any Issuer Free Writing Prospectus relating to the Offered Securities other than (i) the Pricing Term Sheet and (ii) any preliminary term sheets substantially in the form of the Pricing Term Sheet with certain pricing terms to be determined.

6.            Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy, in all material respects, of the representations and warranties on the part of the Company herein, to the accuracy, in all material respects, of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Representatives (and Managers) shall have received separate letters, dated the date of the Time of Sale and the Closing Date, in form and substance satisfactory to the Representatives (and Managers) of independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Information and the Prospectuses.

(b)           The U.S. Prospectus, and, if applicable, the International Prospectus, shall have been filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations thereunder and Section 4(a) of this Agreement.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(c)           Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectuses; (ii) any downgrading in, or notice of any proposal to downgrade, the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has under surveillance or review the rating of the Company’s debt securities with negative implications or without indicating the direction of possible change; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange; (v) any banking moratorium declared by Federal or New York authorities; or (vi) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event set forth in (i) through (vi), in the judgment of the Representatives (and Managers), makes it impractical to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectuses.

(d)           The Representatives (and Managers) shall have received from (i) Cahill Gordon & Reindel LLP, or other counsel to the Company reasonably acceptable to the Representatives, an opinion and a letter each dated the Closing Date and substantially in the forms of Exhibit A-1 and A-2 and (ii) the General Counsel of the Company, an opinion, dated the Closing Date and substantially in the form of Exhibit B.

(e)           The Representatives (and Managers) shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and a letter each dated the Closing Date and substantially in the forms of Exhibit C-1 and C-2, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)           The Representatives (and Managers) shall have received certificates, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers (in their capacities as such) shall state that, to the best of their knowledge, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission and that (iii) subsequent to the date of the most recent financial statements in the Time of Sale Information and the Prospectuses, there has been no material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Time of Sale Information and the Prospectuses or as described in such certificate.

(g)           Payment for and delivery of the Offered Securities to be purchased by the Underwriters will occur simultaneously with the payment for delivery of the Offered Securities, if any, to be purchased by the Managers.

(h)           Any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act.

7.            Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, the Time of Sale Information, any Issuer Free Writing Prospectus (taken together with the Time of Sale Information) or the Prospectuses (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through the Representatives (or Managers) expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each other Underwriter and any person controlling such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representatives (or Managers) expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectuses or any amendments or supplements thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify each person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements to such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in any such proceeding.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives (and Managers), in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above.  The indemnifying party shall not be liable for any settlement of any proceeding in respect of which the indemnified party is entitled to indemnification pursuant to paragraph (a) or (b) above effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not unreasonably be withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and for which such indemnified party would have been entitled to indemnity hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of the Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of such Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters.  The relative fault of the Company on the one hand and of each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amounts of Offered Securities purchased by each Underwriter and not joint.

(e)            The Company and each Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities referred to in paragraph (d) above that were purchased through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.            Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate number or principal amount of the Offered Securities to be purchased on such Closing Date that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number or principal amount of the Offered Securities to be purchased on such date by all Underwriters, the Representatives (and Managers) may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate number or principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total number or principal amount of the Offered Securities and arrangements satisfactory to the Representatives (and Managers) and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to any Optional Securities after the First Closing Date (each as defined in the applicable Terms Agreement), this Agreement shall not terminate as to any Offered Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.  The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the number or principal amount of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The agreements set forth in this Section will not apply if the Terms Agreement specifies that such agreements will not apply.

9.            Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters under the Terms Agreement is not consummated, the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v) or (vi) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursement of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.            Notices.  All communications hereunder will be in writing, may be sent by mail, facsimile, telegraphed and confirmed or otherwise delivered, if to the Underwriters, at their addresses furnished to the Company in writing for the purpose of communications hereunder and, if to the Company, at Praxair, Inc., 39 Old Ridgebury Road, Danbury, Connecticut 06810-5113, Attention: Vice President and Treasurer.

11.            Successors.  This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.            Applicable Law.  These Standard Provisions and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.  Each of the Company and the Underwriters hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to these Standard Provisions and the Terms Agreement or the transactions contemplated thereby.

13.            No Fiduciary Duty.  The Company hereby acknowledges that (a) each Underwriter is acting solely as underwriter of the offering of the Offered Securities and not as advisor to, or agent of, the Company and (b) each Underwriter is acting as an independent contractor and not in any other capacity, including as a fiduciary, in connection with the offering of the Offered Securities.  Furthermore, the Company and each Underwriter agrees that it is solely responsible for making its own independent judgments with respect to the offering of the Offered Securities.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty.

ANNEX I
[PRAXAIR, INC.]

[Insert specific title of securities]

DELAYED DELIVERY CONTRACT

[Insert date of initial public offering],1 20

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113
Attention:

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Praxair, Inc., a Delaware corporation (the “Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert — as of the date hereof, for delivery on                     , 20___ (“Delivery Date”)]

[          shares of the Company’s [title of Securities] (the “Securities”), offered by the Company’s Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price of $                     per share, and on the further terms and conditions set forth in this contract.]

[$                     principal amount of the Company’s [title of Securities] (the “Securities”), offered by the Company’s Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract.]

[The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

Delivery Date	Principal Amount

Each of such delivery dates is hereinafter referred to as a “Delivery Date”.]

Payment for the Securities that the undersigned has agreed to purchase for delivery on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of at                      10:00 A.M. on such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned shall designate by written or telegraphic communication addressed to the Company not less than three business days prior to such Delivery Date.

1	To be completed when the Terms Agreement is executed by the parties thereto.

Annex I-1

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this contract [subject, in the case of debt securities, to the first paragraph hereof with respect to the accrual of interest]; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and which governs the undersigned’s investment in the Securities and (2) the Company shall have sold to the Underwriters the principal amount of the Securities less the principal amount thereof covered by this and other similar contracts.  The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any such contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first served basis.  If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below.  This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

___________________________________
(Name of Purchaser)

By:  ________________________________
        Name:
        Title:

___________________________________
___________________________________
(Address of Purchaser)

Annex I-2

Accepted, as of the above date

PRAXAIR, INC.

By:  _________________________
        Name:
        Title:

Annex I-3

ANNEX II
TERMS AGREEMENT

, 20
Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We [(the “Representative(s)”) acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”)] [(the “Manager(s)”)] understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell [[$                     aggregate principal amount] or [shares]] of its [senior debt securities/subordinated debt securities/preferred stock/common stock] (the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333- ) (the “Registration Statement”) filed by the Company. Subject to the terms and conditions set forth herein or incorporated by reference herein, the [Underwriters] [(Managers)] named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on                      at [___ a.m./p.m.] (the “Closing Date”) at the offices of                                         .

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (May 12, 2015 edition), other than the form of [Delayed Delivery Contract attached thereto as Annex I and] Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein.  Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any [Underwriter] [Manager] for use in the [U.S.] [International] Prospectus consists of the following information in the [U.S.] [International] Prospectus furnished on behalf of each Underwriter [Manager]: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the [Underwriters] [Managers], [for Euro bond issuances—the legend concerning over-allotments and stabilization on the inside front cover page of the prospectus supplement,] and the information contained in the [                                                  ] paragraphs under the caption [“Underwriting”][“Subscription and Sale”] in the prospectus supplement.

Date of Basic Prospectus:                                         .

Date of Preliminary Prospectus Supplement:                                           .

Date of Prospectus Supplement:                                         .

Time of Sale:                                          [a.m./p.m.] New York City time on ___________.

Name[s] and Address[es] of Representative[s] [Lead Manager[s]]:

Annex II-1

The Offered Securities shall have the following terms: [include one or more of the following, as appropriate]

[DEBT SECURITIES]
Title:
Maturity:
Interest Rate:
Interest Payment Dates:
Redemption Provisions:
Purchase Price:	___% of the principal amount thereof
Public Offering Price:	______% of the principal amount thereof, plus accrued interest, if any, from _______________
Additional Terms:
[Preferred Stock]
Title:
Liquidation Preference:	$__________ per share
Dividend Rate:	$__________ per share
Dividend Payment Dates:
Redemption Provisions:
Purchase Price:	$__________ per share
Public Offering Price:	$__________ per share
Additional Terms:
[Common Stock]
Purchase Price:	$__________ per share
Public Offering Price:	$__________ per share
which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).
[Over-allotment Option:	______ (“Optional Securities”)]

Annex II-2

[Upon written notice from the Representatives (and Managers) given to the Company from time to time prior to                                         , 20___, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price [If debt issue, insert — per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date)] [If preferred stock issue, insert — per Offered Security (including any accumulated dividends thereon to the related Optional Closing Date)] [If common stock issue, insert — per Offered Security] to be paid for the Firm Securities.  The Company agrees to sell to the Underwriters the [principal amount] [number of shares] of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the [principal amount] [number of shares] of Firm Securities (subject to adjustment by the Representatives (and Managers) to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives (and Managers) to the Company.

Each time for the delivery of any payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives (and Lead Managers) but shall not be later than three full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives (and Lead Managers) for the accounts of the several Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in Federal (same-day) funds drawn to the order of the Company at the office of                                          The [If stock issue, insert — certificates for the] Optional Securities being purchased on each Optional Closing Date will be in definitive [If debt issue, insert — fully registered] form, in such denominations and registered in such names as [          ]) requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of                                          at a reasonable time in advance of such Optional Closing Date.

[The Offered Securities will be made available for checking and packaging at the offices of                      at least 24 hours prior to the Closing Date.]

[We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters [Managers]].

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

Annex II-3

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,

[NAMES OF REPRESENTATIVES]

On behalf of themselves and as Representatives of the Several Underwriters

By:  _______________________________

By:  _______________________________
        Name:
        Title:

[NAME OF LEAD MANAGERS]

By:  _______________________________
        Name:
        Title:

[NAMES OF ANY OTHER MANAGERS]
Each by its duly authorized Attorney-in-Fact

By:  _______________________________
        Name:
        Title:

Annex II-4

The foregoing Terms Agreement is hereby confirmed as of the date first above written

PRAXAIR, INC.

By:  _____________________________
        Name:
        Title:

Annex II-5

SCHEDULE I

Underwriter[s] Manager[s]]	Amount of Offered Securities to be Purchased

Total	$

Exhibit 1 — Pricing Term Sheet

Final Term Sheet
Filed pursuant to Rule 433
Dated [          ]

Relating to
Prospectus Supplement dated [          ] to
Registration Statement No. 333- [     ]

$[          ] [     ]% Notes due [     ]

Issuer:	Praxair, Inc.
Principal Amount:	$[ ]

CUSIP/ISIN:	[ ]

Title of Securities:	[ ]

Trade Date:	[ ]

Original Issue Date (Settlement Date):	[ ]

Maturity Date:	[ ]

Benchmark Treasury:	[ ]

Benchmark Treasury Price and Yield:	[ ]

Spread to Benchmark Treasury:	[ ]

Yield to Maturity:	[ ]

Interest Rate:	[ ]% per annum

Public Offering Price (Issue Price):	[ ]% of the Principal Amount thereof

Interest Payment Dates:	Semi-annually in arrears on each [ ] and [ ], commencing [ ].

Redemption Provision(s):	[ ]

Joint Bookrunner(s):	[ ]

Co-Manager(s):	[ ]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [insert Underwriters name(s) and phone number(s)].

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Exhibit 2 — Additional Time of Sale Information

[List, if any]

EXHIBIT A-1

[FORM OF OPINION OF COUNSEL TO THE COMPANY]

l.            If Debt Securities are being issued, the applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or similar laws affecting creditors’ rights generally and by general principles of equity.

2.            If Debt Securities are being issued, such Debt Securities have been duly authorized and executed and when such Debt Securities have been authenticated in accordance with the applicable Indenture and delivered to and paid for by the purchasers thereof such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or similar laws affecting creditors’ rights generally and by general principles of equity, and will be entitled to the benefit of the Indenture.  The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

3.            If the Offered Securities are convertible into Common Stock, the shares of Common Stock issuable upon conversion of such Offered Securities have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly authorized and validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive or other similar rights.

4.            If Equity Securities are being offered, such Equity Securities have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of such securities is not subject to preemptive or similar rights.

5.            The statements under the captions “Description of Debt Securities” and “Description of Capital Stock” in the Preliminary Prospectus and the Pricing Term Sheet (collectively, the “Pricing Disclosure Package”), insofar as such statements constitute a summary of legal matters or documents, are accurate in all material respects.

6.            The Terms Agreement has been duly authorized, executed and delivered by the Company[, and any Delayed Delivery Contract has been duly authorized, executed and delivered by the Company].

7.            The Registration Statement has become effective under the Act and, based solely on our review of the Commission’s website page located at [                           ], to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before the Commission.

8.            The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

Exhibit A-1-1

EXHIBIT A-2

[FORM OF LETTER OF COUNSEL TO THE COMPANY]

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company, representatives of counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed.  Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, the limitations inherent in the role of outside counsel are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except as provided in paragraph [  ]2 of our opinion to you of even date herewith.  Subject to the foregoing, we advise you that (a) the Registration Statement and the Prospectus (in each case other than (i) the documents filed under the Exchange Act incorporated by reference therein and (ii) the Trustee’s Statement of Eligibility on Form T-1) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and (b) no facts have come to our attention that lead us to believe that (i) the Registration Statement, as of its most recent effective date (which for purposes of this letter shall be deemed to be the date upon which the Time of Sale occurred), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, taken together, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment in clause (a) or (b) with respect to the financial statements or other financial data that is included in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package or on any of the information contained in the Statement of Eligibility on Form T-1 of the Trustee).

2	Paragraph 5 in Exhibit A-1 to Standard Provisions.

Exhibit A-2-1

EXHIBIT B

[FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY]

1.            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

2.            To the best of my knowledge, no consent, approval, authorization or other order of, or filing with, any governmental agency or body or any court in the United States of America is required for the consummation of the transactions contemplated by the Terms Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws and, except to the extent that the failure to make or maintain such consents, approvals, authorizations, orders or filings will not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.            To the best of my knowledge, there are no litigation or governmental proceedings pending or overtly threatened against the Company or any of its subsidiaries which are required to be disclosed in the Pricing Disclosure Package or the Prospectus which are not disclosed therein.

4.            To the best of my knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the applicable rules and regulations thereunder, or which are required to be filed by the Exchange Act or the rules and regulations thereunder as exhibits to any documents incorporated by reference in the Pricing Disclosure Package or the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as required by the applicable rules and regulations under the Act or the Exchange Act.

5.            The execution, delivery and performance of[, as applicable, the Indentures and] the Terms Agreement, and the issuance and sale of the Offered  Securities, and compliance with the terms and provisions thereof, will not, to my knowledge, result in any breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation of any governmental agency or body of the United States applicable to the Company (other than state securities laws as to which I have not been asked to, and do not, express any opinion) or the certificate of incorporation or by-laws of the Company, and the Company has the corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement.

6.            The documents incorporated by reference to the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than the financial statements, related schedules and statistical information of a financial nature contained or incorporated therein, as to which I have not been asked to, and do not, express any opinion), when such documents were filed by the Company with the Commission, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder.

Exhibit B-1

EXHIBIT C-1

[FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS]

1.           If Debt Securities are being issued, the applicable indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the [(w)] enforceability of any waiver of rights under any usury or stay law, [(x) applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto], [(y) validity, legally binding effect or enforceability of Section [ ] of the applicable indenture or any related provision in the Offered Securities that requires or relates to adjustments to the conversion price at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture] and [(z)] validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest.

2.           If Debt Securities are being issued, such Debt Securities have been duly authorized and, when such Debt Securities have been executed and authenticated in accordance with the provisions of the applicable indenture and delivered to and paid for by the Underwriters pursuant to the Terms Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the applicable indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the [(w)] enforceability of any waiver of rights under any usury or stay law, [(x) applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto], [(y) validity, legally binding effect or enforceability of any provision in the Offered Securities that requires or relates to adjustments to the conversion price at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture] and [(z)] validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Offered Securities to the extent determined to constitute unearned interest.

3.           If the Offered Securities are convertible into Common Stock, the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved and, when issued upon conversion of the Offered Securities in accordance with the terms of such Offered Securities, will be validly issued, fully paid and non-assessable.

4.           If Equity Securities are being offered, such Equity Securities have been duly authorized and , when issued and delivered to and paid for by the Underwriters pursuant to the Terms Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Equity Securities is not subject to any preemptive or, to our knowledge, other similar rights.

5.           The Terms Agreement has been duly authorized, executed and delivered by the Company.

Exhibit C-1-1

We have considered the statements included in the Prospectus under the captions “Description of Debt Securities”, “Description of Capital Stock” and “Plan of Distribution” insofar as they summarize provisions of [the certificate of incorporation and by-laws of the Company] [the applicable indenture, the Offered Securities] and the Terms Agreement.  In our opinion, such statements fairly summarize these provisions in all material respects.

If Debt Securities are being issued, in rendering the opinions in paragraphs (1) through ([ ]) above, we have assumed that each party to the applicable indenture, the Terms Agreement and the Offered Securities (the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization.  In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party and (ii) each Document (other than the Terms Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Terms Agreement or the Offered Securities or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Terms Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Terms Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Offered Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Exhibit C-1-2

EXHIBIT C-2

[FORM OF LETTER OF COUNSEL FOR THE UNDERWRITERS]

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information.  Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Debt Securities”, “Description of Capital Stock” and “Plan of Distribution”).  However, in the course of our acting as counsel to you in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

                  (i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

                  (ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)           on the date of the Terms Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)           at ___:___ A./P.M. New York City time on [pricing date], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)           the Prospectus, as of the date of the Terms Agreement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1.  In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

Exhibit C-2-1

This letter is delivered solely to you and the other several Underwriters in connection with the Terms Agreement.  This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Exhibit C-2-2